Stratton Funds, Inc.
             Stratton Monthly Dividend REIT Shares Fund, Inc.
                       Stratton Multi-Cap Fund, Inc.

               N-SAR January 1, 2009 through June 30, 2009
                             Sub Item 77C
             Matters Submitted to a Vote of Security Holders

A special meeting of the shareholders of the Stratton Fund, Inc., Stratton Monthly Dividend REIT Shares Fund, Inc. and
Stratton Multi-Cap Fund, Inc. (each a "Fund" and collectively the "Funds") was held on January 15, 2009.
The following proposals were submitted for a vote of the shareholders:

1.  The approval of eight Directors of each Fund.

With respect to the proposals related to the approval of eight Directors of each Fund, the following votes were recorded:

(i)	The shareholders of Stratton Multi-Cap Fund, Inc.
voted as follows:

a.	With regard to the election of Bernard A.
Francis, Jr. as a Director of the Fund:
2,308,375.85 shares in favor, 54,067.46 shares withheld;

b.	With regard to the election of James W. Stratton
as a Director of the Fund: 2,306,601.24 shares in favor, 55,842.07 shares withheld;

c.	With regard to the election of John J. Lombard,
Jr. as a Director of the Fund: 2,310,182.96 shares in favor, 52,260.35 shares withheld;

d.	With regard to the election of Lois Rothenberger
as a Director of the Fund: 2,305,945.51 shares in favor, 56,497.80 shares withheld;

e.	With regard to the election of Frank Thomas as a
Director of the Fund: 2,307,356.07 shares in favor, 55,087.24 shares withheld;

f.	With regard to the election of H. Drake Williams,
Jr. as a Director of the Fund: 2,310,590.24 shares in favor, 51,853.07 shares withheld;

g.	With regard to the election of Joel H. Wilson as
a Director of the Fund: 2,312,303.85 shares in favor, 50,139.46 shares withheld; and

h.	With regard to the election of Harold L. Zuber,
Jr. as a Director of the Fund: 2,312,303.85 shares in favor, 50,139.46 shares withheld.

(ii)	The shareholders of Stratton Monthly Dividend REIT
Shares Fund, Inc. voted as follows:

a.	With regard to the election of Bernard A.
Francis, Jr. as a Director of the Fund:
2,486,743.43 shares in favor, 140,246.31 shares withheld;

b.	With regard to the election of James W. Stratton
as a Director of the Fund: 2,488,888.08 shares in favor, 138,101.65 shares withheld;

c.	With regard to the election of John J. Lombard,
Jr. as a Director of the Fund: 2,537,574.48 shares in favor, 89,415.25 shares withheld;

d.	With regard to the election of Lois Rothenberger
as a Director of the Fund: 2,535,012.63 shares in favor, 91,977.10 shares withheld;

e.	With regard to the election of Frank Thomas as a
Director of the Fund: 2,532,872.52 shares in favor, 94,117.22 shares withheld;

f.	With regard to the election of H. Drake Williams,
Jr. as a Director of the Fund: 2,534,325.98 shares in favor, 92,663.75 shares withheld;

g.	With regard to the election of Joel H. Wilson as
a Director of the Fund: 2,544,814.09 shares in favor, 82,175.64 shares withheld; and

h.	With regard to the election of Harold L. Zuber,
Jr. as a Director of the Fund: 2,544,336.65 shares in favor, 82,653.09 shares withheld.

(iii)	The shareholders of Stratton Fund, Inc. voted as follows:

a.	With regard to the election of Bernard A.
Francis, Jr. as a Director of the Fund:
9,524,286.09 shares in favor, 6,048,762.44 shares withheld;

b.	With regard to the election of James W. Stratton
as a Director of the Fund: 9,547,995.73 shares in favor, 6,025,052.80 shares withheld;

c.	With regard to the election of John J. Lombard,
Jr. as a Director of the Fund: 15,404,602.51 shares in favor, 168,446.02 shares withheld;

d.	With regard to the election of Lois Rothenberger
as a Director of the Fund: 15,375,324.17 shares in favor, 197,724.36 shares withheld;

e.	With regard to the election of Frank Thomas as a
Director of the Fund: 15,353,341.88 shares in favor, 219,706.65 shares withheld;

f.	With regard to the election of H. Drake Williams,
Jr. as a Director of the Fund: 15,373,823.52 shares in favor, 199,225.01 shares withheld;

g.	With regard to the election of Joel H. Wilson as
a Director of the Fund: 15,432,312.12 shares in favor, 140,736.41 shares withheld; and

h.	With regard to the election of Harold L. Zuber,
Jr. as a Director of the Fund: 15,395,667.86 shares in favor, 177,380.67 shares withheld.